Entity Number:E11531572021-7

DIRECTORS
RESOLUTIONS
OF
JOCOM HOLDINGS CORP.
(the "Company")

APPOINTMENT OF CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, PRESIDENT, SECRETARY, TREASURER, DIRECTOR

RESOLVED that the following be appointed as President, Secretary, Treasurer, Managing Director and Director of the Company.

Name	Effective Date
LOKE WENG CHAN	August 22, 2025

RESOLVED that the following be appointed as Chief Executive Officer (CEO), and Chief Financial Officer (CFO) of the Company.

Name	Effective Date
LOKE YU	August 22, 2025

RESIGNATION OF CHIEF EXECUTIVE OFFICER, PRESIDENT, SECRETARY, TREASURER AND DIRECTOR

RESOLVED that the following resigned as Chief Executive Officer and director of the Company.

Name	Effective Date
SEW WEN CHEAN	August 22, 2025

RESOLVED that the following resigned as president, secretary, treasurer and director of the Company.

Name	Effective Date
CHUA HWEE PING	August 22, 2025

Dated: August 22, 2025

SEW WEN CHEAN

CHUA HWEE PING

LOKE WENG CHAN

LOKE YU